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                                                                      Exhibit 24

                              PP&L RESOURCES, INC.

                  ISSUANCE OF COMMON STOCK IN CONNECTION WITH

                           DIVIDEND REINVESTMENT PLAN

                               POWER OF ATTORNEY
                               -----------------

     The undersigned directors of PP&L Resources, Inc., a Pennsylvania corporation, hereby appoint William F. Hecht, Ronald E. Hill and Robert J. Grey, their true and lawful attorneys, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of up to an additional
6.5 million shares of Common Stock of PP&L Resources, Inc. to be issued in connection with its Dividend Reinvestment Plan, and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all
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capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.


     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 23rd day of January, 1998.

/s/ Frederick M. Bernthal          /s/ Stuart Heydt
---------------------------    ----------------------------
Frederick M. Bernthal              Stuart Heydt


/s/ E. Allen Deaver                /s/ Ruth Leventhal
---------------------------    ----------------------------
E. Allen Deaver                     Ruth Leventhal


/s/ Nance K. Dicciani              /s/ Marilyn Ware Lewis
---------------------------    ----------------------------
Nance K. Dicciani                  Marilyn Ware Lewis


/s/ William J. Flood               /s/ Frank A. Long
---------------------------    ----------------------------
William J. Flood                   Frank A. Long


/s/ Elmer D. Gates                 /s/ Norman Robertson
---------------------------    ----------------------------
Elmer D. Gates                     Norman Robertson


/s/ William F. Hecht
---------------------------
Willliam F. Hecht